News Release

HOPE BANCORP REPORTS 2024 THIRD QUARTER FINANCIAL RESULTS

LOS ANGELES – October 28, 2024 – Hope Bancorp, Inc. (the “Company”) (NASDAQ: HOPE), the holding company of Bank of Hope (the “Bank”), today reported unaudited financial results for its third quarter and nine months ended September 30, 2024. For the three months ended September 30, 2024, net income totaled $24.2 million, or $0.20 per diluted common share. This compares with net income of $25.3 million, or $0.21 per diluted common share, in the second quarter of 2024. Excluding notable items(1), net income for the 2024 third quarter was $25.2 million, or $0.21 per diluted common share.
“We are pleased to see a higher level of productivity from our banking teams, along with the continued success of our core deposit gathering initiatives. Quarter-over-quarter, customer deposit growth was a robust 11% annualized, supporting loan growth and offsetting a planned reduction in brokered deposits,” said Kevin S. Kim, Chairman, President and Chief Executive Officer. “In the 2024 third quarter, loans receivable grew 2% on an annualized basis, marking a turn-around in our loan growth trend. Additionally, more than two-thirds of the net growth in noninterest bearing demand deposits this quarter came from small business accounts.

“Regulatory risk-based capital ratios for Hope Bancorp are the highest since our merger with Wilshire Bancorp in 2016. As of September 30, 2024, our total capital ratio was a strong 14.8%, and our tangible equity ratio was a robust 10.1%,” continued Kim.

“The success of our balance sheet management has resulted in high levels of capital, ample liquidity, and a lower loan-to-deposit ratio, positioning us well to increase our market share, add new client relationships, and generate profitable growth as economic conditions and loan demand improve in the coming year,” said Kim.

“We are excited about our pending merger with Territorial Bancorp Inc. (NASDAQ: TBNK), the stock holding company of Territorial Savings Bank. We believe this compelling combination will strengthen the Territorial franchise for the long term, providing many advantages for customers and employees as part of a larger organization with greater resources, enhanced technology platforms, and an expanded array of banking products and services.”

Operating Results for the 2024 Third Quarter

Net interest income and net interest margin. Net interest income before provision for credit losses for the 2024 third quarter totaled $104.8 million. This compares with net interest income before provision for credit losses of $105.9 million in the immediately preceding second quarter. Interest income was $235.1 million in the third quarter of 2024, up from $232.6 million in the second quarter of 2024. Growth in interest income was offset by increased interest expense, which was $130.3 million in the third quarter, compared with $126.7 million in the second quarter. The quarter-over-quarter increase in interest expense reflects the change in average total deposit costs, which increased five basis points to 3.44% for the 2024 third quarter, up from 3.39% in the immediately preceding second quarter. End-of-period total deposit costs decreased nine basis points to 3.34% as of September 30, 2024, from 3.43% as of June 30, 2024, indicating an inflection point in deposit costs by deposit type.

Net interest margin for the 2024 third quarter was 2.55%, down seven basis points from 2.62% in the 2024 second quarter. The quarter-over-quarter change in net interest margin reflects a higher balance and cost of average interest bearing deposits, as well as the change in average loan yields, partially offset by a higher balance and yield earned on average interest earning cash and deposits at other banks, and a lower balance and lower rate paid on average borrowings.

(1)     Net income, excluding merger-related expenses, restructuring-related charges and the FDIC special assessment (also referred to collectively as the “notable items”), is a non-GAAP financial measure. Quantitative reconciliations of the most directly comparable GAAP to non-GAAP financial measures are provided in the accompanying financial information on Table Pages 10 and 11.
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Noninterest income. Noninterest income for the 2024 third quarter increased to $11.8 million, up 7% from $11.1 million in the immediately preceding second quarter. The Company recorded net gains on the sale of SBA loans of $2.7 million in the 2024 third quarter, compared with $2.0 million in the immediately preceding second quarter. In the third quarter of 2024, the Company sold $41.4 million of SBA loans, compared with $29.8 million in the second quarter of 2024. Other noninterest income in the 2024 third quarter included a $403,000 gain from bank owned life insurance, as well as a $326,000 net loss on sales of securities available for sale, as the Company repositioned a portion of its lower-yielding investment securities.

Noninterest expense. Noninterest expense for the 2024 third quarter was $81.3 million, compared with $81.0 million in the immediately preceding second quarter, and down 6% year-over-year from $86.8 million in the 2023 third quarter. Excluding notable items(2), which were primarily merger-related costs, noninterest expense for the 2024 third quarter was $79.8 million, compared with $79.1 million for the 2024 second quarter, and down 8% year-over-year from $86.3 million for the 2023 third quarter. Salaries and employee benefits expense for the 2024 third quarter was $44.2 million, up by $53,000 and essentially stable compared with $44.1 million in the 2024 second quarter. Year-over-year, salaries and employee benefits expense decreased 13% from $51.0 million in the 2023 third quarter, reflecting the benefits of a restructuring executed in the fourth quarter of 2023.

Tax rate. The year-to-date effective tax rate for the nine months ended September 30, 2024, was 26.6%, compared with the year-to-date effective tax rate of 25.7% for the same period of 2023. For the full year 2024, the Company expects the effective tax rate to be approximately 26%.

Balance Sheet Summary
Cash and investment securities. At September 30, 2024, cash and cash equivalents totaled $680.9 million, compared with $654.0 million at June 30, 2024, and $2.50 billion at September 30, 2023. The year-over-year change in cash and cash equivalents primarily reflected the payoff of the Company’s Bank Term Funding Program (“BTFP”) borrowings in March and April of 2024. Investment securities totaled $2.18 billion at September 30, 2024, $2.17 billion at June 30, 2024, and $2.26 billion at September 30, 2023.

Loans. Gross loans of $13.64 billion at September 30, 2024, were up $8.4 million from $13.64 billion at June 30, 2024. Loans receivable, which excludes loans held for sale, grew $51.0 million quarter-over-quarter, or up 2% annualized. Quarter-over-quarter, commercial and industrial loans and residential mortgage loans increased, partially offset by a decrease in commercial real estate loans. The Company sold $41.4 million of SBA loans in the third quarter of 2024.

The following table sets forth the loan portfolio composition at September 30, 2024, June 30, 2024, and September 30, 2023:

(dollars in thousands) (unaudited)	9/30/2024		6/30/2024		9/30/2023
	Balance	Percentage	Balance	Percentage	Balance	Percentage
Commercial real estate (“CRE”) loans	$8,630,757	63.3%	$8,679,515	63.6%	$8,972,886	62.6%
Commercial and industrial (“C&I”) loans	3,901,368	28.6%	3,854,284	28.3%	4,450,341	31.1%
Residential mortgage and other loans	1,085,863	7.9%	1,033,203	7.6%	882,966	6.2%
Loans receivable	13,617,988	99.8%	13,567,002	99.5%	14,306,193	99.9%
Loans held for sale	25,714	0.2%	68,316	0.5%	19,502	0.1%
Gross loans	$13,643,702	100.0%	$13,635,318	100.0%	$14,325,695	100.0%

(2)     Notable items included $1.2 million of merger-related expenses and $197,000 of restructuring-related costs for the 2024 third quarter, $1.6 million of merger-related expenses, $576,000 of restructuring-related costs, and a $309,000 reversal of an accrual related to the FDIC special assessment for the 2024 second quarter, and $500,000 of restructuring related costs for the 2023 third quarter, all on a pre-tax basis. Noninterest expense, excluding notable items, is a non-GAAP financial measure. Quantitative reconciliations of the most directly comparable GAAP to non-GAAP financial measures are provided in the accompanying financial information on Table Pages 10 and 11.
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Deposits. Total deposits amounted to $14.73 billion at September 30, 2024, up $18.0 million from $14.71 billion at June 30, 2024. During the 2024 third quarter, robust growth in customer deposits of 11% annualized more than offset a planned reduction of brokered deposits. Noninterest bearing demand deposits grew $51.8 million quarter-over-quarter to $3.72 billion at September 30, 2024, and money market and interest bearing demand deposits increased $105.4 million quarter-over-quarter to $5.01 billion. During the third quarter of 2024, the Company reduced brokered deposits by $351.5 million from June 30, 2024.

The following table sets forth the deposit composition at September 30, 2024, June 30, 2024, and September 30, 2023:

(dollars in thousands) (unaudited)	9/30/2024		6/30/2024		9/30/2023
	Balance	Percentage	Balance	Percentage	Balance	Percentage
Noninterest bearing demand deposits	$3,722,985	25.3%	$3,671,192	24.9%	$4,249,788	27.0%
Money market, interest bearing demand, and savings deposits	5,013,305	34.0%	4,907,860	33.4%	4,855,683	30.9%
Time deposits	5,993,208	40.7%	6,132,419	41.7%	6,634,388	42.1%
Total deposits	$14,729,498	100.0%	$14,711,471	100.0%	$15,739,859	100.0%

Gross loan-to-deposit ratio		92.6%		92.7%		91.0%

On October 1, 2024, the Bank completed a branch purchase and assumption agreement whereby PromiseOne Bank acquired the deposits and other assets associated with Bank of Hope’s Annandale and Centreville branches in Virginia. As of transaction close, deposits at these two branches totaled approximately $129.4 million.

Borrowings. Federal Home Loan Bank and Federal Reserve Bank borrowings decreased to $100.0 million at September 30, 2024, down from $170.0 million at June 30, 2024, and $1.80 billion at September 30, 2023. The year-over-year change primarily reflected the payoff of the Company’s BTFP borrowings in March and April 2024.

Credit Quality and Allowance for Credit Losses
Nonperforming assets. Nonperforming assets were $103.8 million, or 0.60% of total assets, at September 30, 2024, compared with $67.3 million, or 0.39% of total assets, at June 30, 2024, and $61.7 million, or 0.31% of total assets, at September 30, 2023. The increase was due to the migration of one relationship that was placed on nonaccrual status as of September 30, 2024, following loan maturities. This relationship consists of three commercial real estate loans that are well-secured by properties in primary locations with minimal to no loss expected.

The following table sets forth the components of nonperforming assets at September 30, 2024, June 30, 2024, and September 30, 2023:

(dollars in thousands) (unaudited)	9/30/2024	6/30/2024	9/30/2023
Loans on nonaccrual status (1)	$103,602	$67,003	$39,081
Accruing delinquent loans past due 90 days or more	226	273	21,579
Total nonperforming loans	103,828	67,276	60,660
Other real estate owned	—	—	1,043
Total nonperforming assets	$103,828	$67,276	$61,703

Nonperforming assets/total assets	0.60%	0.39%	0.31%
_____________________________________
(1)     Excludes delinquent SBA loans that are guaranteed and currently in liquidation totaling $13.1 million, $11.2 million and $12.1 million at September 30, 2024, June 30, 2024, and September 30, 2023, respectively.

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Net charge offs and provision for credit losses. The Company recorded net charge offs of $5.7 million in the 2024 third quarter, equivalent to 0.17%, annualized, of average loans. This compares with net charge offs of $4.4 million, or 0.13%, annualized, of average loans in the immediately preceding second quarter. Net charge off levels continue to be moderate.

The following table sets forth net charge offs and annualized net charge off ratios for the three months ended September 30, 2024, June 30, 2024, and September 30, 2023:

	For the Three Months Ended
(dollars in thousands) (unaudited)	9/30/2024	6/30/2024	9/30/2023
Net charge offs	$5,749	$4,439	$30,987
Annualized net charge offs/average loans	0.17%	0.13%	0.85%

For the 2024 third quarter, the Company recorded a provision for credit losses of $3.3 million. This compares with a provision for credit losses of $1.4 million in the immediately preceding second quarter.

Allowance for credit losses. The allowance for credit losses totaled $153.3 million at September 30, 2024, compared with $156.0 million at June 30, 2024. The allowance coverage ratio was 1.13% of loans receivable at September 30, 2024, compared with 1.15% at June 30, 2024. The change in allowance coverage reflects the positive impact from improved macroeconomic variables, notably the CRE price index, in the Current Expected Credit Loss (“CECL”) model, partially offset by increased qualitative and individually evaluated loan reserves.

The following table sets forth the allowance for credit losses and the coverage ratios at September 30, 2024, June 30, 2024, and September 30, 2023:

(dollars in thousands) (unaudited)	9/30/2024	6/30/2024	9/30/2023
Allowance for credit losses	$153,270	$156,019	$158,809
Allowance for credit losses/loans receivable	1.13%	1.15%	1.11%

Capital

The Company’s capital ratios are strong and all regulatory risk-based capital ratios expanded quarter-over-quarter and year-over-year. At September 30, 2024, the Company and the Bank continued to exceed all regulatory capital requirements generally required to meet the definition of a “well-capitalized” financial institution. The following table sets forth the capital ratios for the Company at September 30, 2024, June 30, 2024, and September 30, 2023:

(unaudited)	9/30/2024	6/30/2024	9/30/2023	Minimum Guideline for “Well-Capitalized”
Common Equity Tier 1 Capital Ratio	13.06%	12.70%	11.67%	6.50%
Tier 1 Capital Ratio	13.78%	13.40%	12.32%	8.00%
Total Capital Ratio	14.80%	14.41%	13.23%	10.00%
Leverage Ratio	11.61%	11.61%	9.83%	5.00%

At September 30, 2024, total stockholders’ equity was $2.17 billion, or $17.97 per common share, compared with $2.11 billion, or $17.49 per common share, at June 30, 2024. Tangible common equity (“TCE”) per share(4) was $14.10 at September 30, 2024, compared with $13.61 at June 30, 2024, and the TCE ratio(3) was 10.08% at September 30, 2024, up 36 basis points from 9.72% at June 30, 2024.

(3)    TCE per share and TCE ratio are non-GAAP financial measures. Quantitative reconciliations of the most directly comparable GAAP to non-GAAP financial measures are provided in the accompanying financial information on Table Pages 10 and 11.
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The following table sets forth the TCE per share and the TCE ratio at September 30, 2024, June 30, 2024, and September 30, 2023:

(unaudited)	9/30/2024	6/30/2024	9/30/2023
TCE per share	$14.10	$13.61	$13.01
TCE ratio	10.08%	9.72%	7.96%

Investor Conference Call
The Company previously announced that it will host an investor conference call on Monday, October 28, 2024, at 9:30 a.m. Pacific Time / 12:30 p.m. Eastern Time to review unaudited financial results for its third quarter ended September 30, 2024. Investors and analysts are invited to access the conference call by dialing 866-235-9917 (domestic) or 412-902-4103 (international) and asking for the “Hope Bancorp Call.” A presentation to accompany the earnings call will be available at the Investor Relations section of Hope Bancorp’s website at www.ir-hopebancorp.com. Other interested parties are invited to listen to a live webcast of the call available at the Investor Relations section of Hope Bancorp’s website. After the live webcast, a replay will remain available at the Investor Relations section of Hope Bancorp’s website for at least one year. A telephonic replay of the call will be available at 877-344-7529 (domestic) or 412-317-0088 (international) for one week through November 4, 2024, replay access code 10193704.

Non-GAAP Financial Metrics
This news release and accompanying financial tables contain certain non-GAAP financial measure disclosures, including net income excluding notable items, earnings per share excluding notable items, noninterest expense excluding notable items, TCE per share, TCE ratio, ROA excluding notable items, ROE excluding notable items, ROTCE, ROTCE excluding notable items, and efficiency ratio excluding notable items. Management believes these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s operational performance and the Company’s capital levels and has included these figures in response to market participant interest in these financial metrics. Quantitative reconciliations of the most directly comparable GAAP to non-GAAP financial measures are provided in the accompanying financial information on Table Pages 10 and 11.

About Hope Bancorp, Inc.
Hope Bancorp, Inc. (NASDAQ: HOPE) is the holding company of Bank of Hope, the first and only super regional Korean American bank in the United States with $17.35 billion in total assets as of September 30, 2024. Headquartered in Los Angeles and serving a multi-ethnic population of customers across the nation, the Bank provides a full suite of commercial, corporate and consumer loans, including commercial and commercial real estate lending, SBA lending, residential mortgage and other consumer lending; deposit and fee-based products and services; international trade financing; and cash management services, foreign currency exchange solutions, and interest rate derivative products, among others. Bank of Hope operates 46 full-service branches in California, Washington, Texas, Illinois, New York, New Jersey, Alabama, and Georgia. The Bank also operates SBA loan production offices, commercial loan production offices, and residential mortgage loan production offices in the United States; and a representative office in Seoul, Korea. Bank of Hope is a California-chartered bank, and its deposits are insured by the FDIC to the extent provided by law. Bank of Hope is an Equal Opportunity Lender. For additional information, please go to www.bankofhope.com. By including the foregoing website address link, the Company does not intend to and shall not be deemed to incorporate by reference any material contained or accessible therein.

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Additional Information About the Merger and Where to Find It
In connection with the pending merger with Territorial Bancorp Inc., Hope Bancorp, Inc. filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4, which included a Proxy Statement/Prospectus and which was declared effective by the SEC on August 20, 2024, and further supplemented by Hope Bancorp on September 12, 2024. This earnings release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. Territorial Bancorp shareholders are encouraged to read the Registration Statement and the Proxy Statement/Prospectus regarding the merger and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about the pending merger. Territorial Bancorp shareholders will be able to obtain a free copy of the Proxy Statement/Prospectus, as well as other filings containing information about Hope Bancorp and Territorial Bancorp at the SEC’s Internet site (www.sec.gov). Territorial Bancorp shareholders will also be able to obtain these documents, free of charge, from Territorial Bancorp at https://www.tsbhawaii.bank/tsb/investor-relations/.

Participants in Solicitation
Hope Bancorp, Inc., Territorial Bancorp and certain of their directors, executive officers, management and employees may be deemed to be participants in the solicitation of proxies in respect of the merger. Information concerning Hope Bancorp’s directors and executive officers is set forth in the Proxy Statement, dated April 12, 2024 (as amended and supplemented), for its 2024 annual meeting of stockholders as filed with the SEC on Schedule 14A. Information concerning Territorial Bancorp’s participants is set forth in the Proxy Statement, dated April 16, 2024, for Territorial Bancorp’s 2024 annual meeting of stockholders as filed with the SEC on Schedule 14A. Additional information regarding the interests of those participants in the solicitation of proxies in respect of the merger may be obtained by reading the Registration Statement and Proxy Statement/Prospectus filed with the SEC.

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Forward-Looking Statements
Some statements in this news release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to, among other things, ease of integration and diversification of franchise in connection with the pending merger with Territorial Bancorp. Forward-looking statements include, but are not limited to, statements preceded by, followed by or that include the words “will,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates” or similar expressions. With respect to any such forward-looking statements, Hope Bancorp claims the protection provided for in the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties. Hope Bancorp’s actual results, performance or achievements may differ significantly from the results, performance or achievements expressed or implied in any forward-looking statements. The closing of the pending transaction is subject to regulatory approvals, the approval of Territorial Bancorp shareholders, and other customary closing conditions. There is no assurance that such conditions will be met or that the pending merger will be consummated within the expected time frame, or at all. If the transaction is consummated, factors that may cause actual outcomes to differ from what is expressed or forecasted in these forward-looking statements include, among things: difficulties and delays in integrating Hope Bancorp and Territorial Bancorp and achieving anticipated synergies, cost savings and other benefits from the transaction; higher than anticipated transaction costs; deposit attrition, operating costs, customer loss and business disruption following the merger, including difficulties in maintaining relationships with employees and customers, may be greater than expected; and required governmental approvals of the merger may not be obtained on its proposed terms and schedule, or without regulatory constraints that may limit growth. Other risks and uncertainties include, but are not limited to: possible further deterioration in economic conditions in Hope Bancorp’s areas of operation or elsewhere; interest rate risk associated with volatile interest rates and related asset-liability matching risk; liquidity risks; risk of significant non-earning assets, and net credit losses that could occur, particularly in times of weak economic conditions or times of rising interest rates; the failure of or changes to assumptions and estimates underlying Hope Bancorp’s allowances for credit losses; potential increases in deposit insurance assessments and regulatory risks associated with current and future regulations; the outcome of any legal proceedings that may be instituted against Hope Bancorp; the risk that any announcements relating to the pending transaction could have adverse effects on the market price of the common stock of Hope Bancorp; and diversion of management’s attention from ongoing business operations and opportunities. For additional information concerning these and other risk factors, see Hope Bancorp’s most recent Annual Report on Form 10-K. Hope Bancorp does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements except as required by law.

Contacts:

Julianna Balicka	Angie Yang
EVP & Chief Financial Officer	SVP, Director of Investor Relations & Corporate Communications
213-235-3235	213-251-2219
julianna.balicka@bankofhope.com	angie.yang@bankofhope.com

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Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share data)

Assets:	9/30/2024	6/30/2024	% change	9/30/2023	% change
Cash and due from banks	$680,857	$654,044	4.1%	$2,500,323	(72.8)%
Investment securities	2,177,301	2,172,859	0.2%	2,260,837	(3.7)%
Federal Home Loan Bank (“FHLB”) stock and other investments	57,158	61,528	(7.1)%	60,433	(5.4)%
Gross loans, including loans held for sale	13,643,702	13,635,318	0.1%	14,325,695	(4.8)%
Allowance for credit losses	(153,270)	(156,019)	(1.8)%	(158,809)	(3.5)%
Accrued interest receivable	51,898	57,645	(10.0)%	60,665	(14.5)%
Premises and equipment, net	51,543	50,919	1.2%	51,764	(0.4)%
Goodwill and intangible assets	467,182	467,583	(0.1)%	468,832	(0.4)%
Other assets	377,818	431,214	(12.4)%	506,624	(25.4)%
Total assets	$17,354,189	$17,375,091	(0.1)%	$20,076,364	(13.6)%

Liabilities:
Deposits	$14,729,498	$14,711,471	0.1%	$15,739,859	(6.4)%
FHLB and Federal Reserve Bank (“FRB”) borrowings	100,000	170,000	(41.2)%	1,795,726	(94.4)%
Subordinated debentures and convertible notes, net	109,249	108,918	0.3%	107,949	1.2%
Accrued interest payable	107,017	86,779	23.3%	166,831	(35.9)%
Other liabilities	138,640	186,641	(25.7)%	235,575	(41.1)%
Total liabilities	$15,184,404	$15,263,809	(0.5)%	$18,045,940	(15.9)%

Stockholders’ Equity:
Common stock, $0.001 par value	$138	$138	—%	$137	0.7%
Additional paid-in capital	1,442,993	1,440,963	0.1%	1,436,769	0.4%
Retained earnings	1,174,100	1,167,978	0.5%	1,140,870	2.9%
Treasury stock, at cost	(264,667)	(264,667)	—%	(264,667)	—%
Accumulated other comprehensive loss, net	(182,779)	(233,130)	21.6%	(282,685)	35.3%
Total stockholders’ equity	2,169,785	2,111,282	2.8%	2,030,424	6.9%
Total liabilities and stockholders’ equity	$17,354,189	$17,375,091	(0.1)%	$20,076,364	(13.6)%

Common stock shares – authorized	300,000,000	300,000,000		150,000,000
Common stock shares – outstanding	120,737,908	120,731,342		120,026,220
Treasury stock shares	17,382,835	17,382,835		17,382,835
Table Page 1

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share and per share data)

	Three Months Ended					Nine Months Ended
	9/30/2024	6/30/2024	% change	9/30/2023	% change	9/30/2024	9/30/2023	% change

Interest and fees on loans	$210,022	$209,683	—%	$229,937	(9)%	$633,331	$671,543	(6)%
Interest on investment securities	16,741	16,829	(1)%	17,006	(2)%	51,619	47,665	8%
Interest on cash and deposits at other banks	7,507	5,284	42%	28,115	(73)%	39,974	58,332	(31)%
Interest on other investments and FHLB dividends	814	805	1%	735	11%	2,435	2,114	15%
Total interest income	235,084	232,601	1%	275,793	(15)%	727,359	779,654	(7)%

Interest on deposits	127,193	122,577	4%	117,854	8%	373,803	319,926	17%
Interest on borrowings	3,082	4,164	(26)%	22,561	(86)%	27,840	59,783	(53)%
Total interest expense	130,275	126,741	3%	140,415	(7)%	401,643	379,709	6%

Net interest income before provision	104,809	105,860	(1)%	135,378	(23)%	325,716	399,945	(19)%
Provision for credit losses	3,280	1,400	134%	16,862	(81)%	7,280	29,192	(75)%
Net interest income after provision	101,529	104,460	(3)%	118,516	(14)%	318,436	370,753	(14)%

Service fees on deposit accounts	2,651	2,681	(1)%	2,415	10%	7,919	6,961	14%
Net gains on sales of SBA loans	2,722	1,980	37%	—	100%	4,702	4,097	15%
Net (losses) gains on sales of securities available for sale	(326)	425	N/A	—	100%	99	—	100%
Other income and fees	6,792	5,985	13%	5,890	15%	18,476	25,239	(27)%
Total noninterest income	11,839	11,071	7%	8,305	43%	31,196	36,297	(14)%

Salaries and employee benefits	44,160	44,107	—%	51,033	(13)%	135,844	160,507	(15)%
Occupancy	6,940	6,906	—%	7,149	(3)%	20,632	21,637	(5)%
Furniture and equipment	5,341	5,475	(2)%	5,625	(5)%	16,156	16,076	—%
Data processing and communications	3,112	2,997	4%	2,891	8%	9,099	8,630	5%
FDIC assessment	2,200	3,003	(27)%	3,683	(40)%	8,129	10,155	(20)%
FDIC special assessment	—	(309)	(100)%	—	—%	691	—	100%
Earned interest credit	6,869	6,139	12%	6,377	8%	18,842	15,894	19%
Restructuring-related costs	197	576	(66)%	500	(61)%	1,175	500	135%
Merger-related costs	1,236	1,589	(22)%	—	100%	3,869	—	100%
Other noninterest expense	11,213	10,504	7%	9,553	17%	32,657	29,369	11%
Total noninterest expense	81,268	80,987	—%	86,811	(6)%	247,094	262,768	(6)%
Income before income taxes	32,100	34,544	(7)%	40,010	(20)%	102,538	144,282	(29)%
Income tax provision	7,941	9,274	(14)%	9,961	(20)%	27,245	37,090	(27)%
Net income	$24,159	$25,270	(4)%	$30,049	(20)%	$75,293	$107,192	(30)%

Earnings per common share – diluted	$0.20	$0.21		$0.25		$0.62	$0.89
Weighted average shares outstanding – diluted	121,159,977	120,939,429		120,374,618		121,027,793	120,249,952
Table Page 2

Hope Bancorp, Inc.
Selected Financial Data
Unaudited

	For the Three Months Ended			For the Nine Months Ended
Profitability measures (annualized):	9/30/2024	6/30/2024	9/30/2023	9/30/2024	9/30/2023
Return on average assets (“ROA”)	0.56%	0.59%	0.60%	0.56%	0.72%
ROA excluding notable items (1)	0.58%	0.62%	0.61%	0.59%	0.72%
Return on average equity (“ROE”)	4.52%	4.82%	5.78%	4.73%	6.92%
ROE excluding notable items (1)	4.71%	5.07%	5.85%	4.99%	6.94%
Return on average tangible common equity (“ROTCE”) (1)	5.78%	6.20%	7.47%	6.07%	8.95%
ROTCE excluding notable items (1)	6.02%	6.53%	7.55%	6.40%	8.98%
Net interest margin	2.55%	2.62%	2.83%	2.57%	2.84%
Efficiency ratio (not annualized)	69.67%	69.26%	60.42%	69.23%	60.23%
Efficiency ratio excluding notable items (not annualized) (1)	68.44%	67.67%	60.07%	67.62%	60.12%

(1) ROA excluding notable items, ROE excluding notable items, ROTCE, ROTCE excluding notable items, and efficiency ratio excluding notable items are non-GAAP financial measures. Quantitative reconciliations of the most directly comparable GAAP to non-GAAP financial measures are provided in the accompanying financial information on Table Pages 10 and 11.

Table Page 3

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

	Three Months Ended
	9/30/2024			6/30/2024			9/30/2023
		Interest	Annualized		Interest	Annualized		Interest	Annualized
	Average	Income/	Average	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
INTEREST EARNING ASSETS:
Loans, including loans held for sale	$13,574,539	$210,022	6.16%	$13,591,936	$209,683	6.20%	$14,550,106	$229,937	6.27%
Investment securities	2,182,847	16,741	3.05%	2,175,379	16,829	3.11%	2,275,133	17,006	2.97%
Interest earning cash and deposits at other banks	570,754	7,507	5.23%	428,062	5,284	4.96%	2,106,469	28,115	5.30%
FHLB stock and other investments	48,956	814	6.61%	48,463	805	6.68%	47,316	735	6.16%
Total interest earning assets	$16,377,096	$235,084	5.71%	$16,243,840	$232,601	5.76%	$18,979,024	$275,793	5.77%

INTEREST BEARING LIABILITIES:
Deposits:
Money market, interest bearing demand and savings	$4,963,727	$50,707	4.06%	$4,948,708	$48,708	3.96%	$4,533,430	$38,814	3.40%
Time deposits	6,053,924	76,486	5.03%	5,921,201	73,869	5.02%	6,862,038	79,040	4.57%
Total interest bearing deposits	11,017,651	127,193	4.59%	10,869,909	122,577	4.54%	11,395,468	117,854	4.10%
FHLB and FRB borrowings	120,326	329	1.09%	219,402	1,430	2.62%	1,809,322	19,821	4.35%
Subordinated debentures and convertible notes	105,152	2,753	10.24%	104,822	2,734	10.32%	103,873	2,740	10.32%
Total interest bearing liabilities	$11,243,129	$130,275	4.61%	$11,194,133	$126,741	4.55%	$13,308,663	$140,415	4.19%
Noninterest bearing demand deposits	3,704,088			3,666,416			4,312,117
Total funding liabilities/cost of funds	$14,947,217		3.47%	$14,860,549		3.43%	$17,620,780		3.16%
Net interest income/net interest spread		$104,809	1.10%		$105,860	1.21%		$135,378	1.58%
Net interest margin			2.55%			2.62%			2.83%

Cost of deposits:
Noninterest bearing demand deposits	$3,704,088	$—	—%	$3,666,416	$—	—%	$4,312,117	$—	—%
Interest bearing deposits	11,017,651	127,193	4.59%	10,869,909	122,577	4.54%	11,395,468	117,854	4.10%
Total deposits	$14,721,739	$127,193	3.44%	$14,536,325	$122,577	3.39%	$15,707,585	$117,854	2.98%

Table Page 4

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

	Nine Months Ended
	9/30/2024			9/30/2023
		Interest	Annualized		Interest	Annualized
	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
INTEREST EARNING ASSETS:
Loans, including loans held for sale	$13,637,335	$633,331	6.20%	$14,961,058	$671,543	6.00%
Investment securities	2,224,972	51,619	3.10%	2,255,839	47,665	2.83%
Interest earning cash and deposits at other banks	1,004,606	39,974	5.32%	1,531,561	58,332	5.09%
FHLB stock and other investments	48,520	2,435	6.70%	47,135	2,114	6.00%
Total interest earning assets	$16,915,433	$727,359	5.74%	$18,795,593	$779,654	5.55%

INTEREST BEARING LIABILITIES:
Deposits:
Money market, interest bearing demand and savings	$4,994,958	$149,560	4.00%	$4,871,624	$116,090	3.19%
Time deposits	5,987,121	224,243	5.00%	6,436,645	203,836	4.23%
Total interest bearing deposits	10,982,079	373,803	4.55%	11,308,269	319,926	3.78%
FHLB and FRB borrowings	672,332	19,612	3.90%	1,558,493	50,141	4.30%
Subordinated debentures and convertible notes	104,824	8,228	10.31%	207,050	9,642	6.14%
Total interest bearing liabilities	$11,759,235	$401,643	4.56%	$13,073,812	$379,709	3.88%
Noninterest bearing demand deposits	3,724,716			4,445,740
Total funding liabilities/cost of funds	$15,483,951		3.46%	$17,519,552		2.90%
Net interest income/net interest spread		$325,716	1.18%		$399,945	1.67%
Net interest margin			2.57%			2.84%

Cost of deposits:
Noninterest bearing demand deposits	$3,724,716	$—	—%	$4,445,740	$—	—%
Interest bearing deposits	10,982,079	373,803	4.55%	11,308,269	319,926	3.78%
Total deposits	$14,706,795	$373,803	3.40%	$15,754,009	$319,926	2.72%

Table Page 5

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except per share data)

	Three Months Ended					Nine Months Ended
AVERAGE BALANCES:	9/30/2024	6/30/2024	% change	9/30/2023	% change	9/30/2024	9/30/2023	% change
Gross loans, including loans held for sale	$13,574,539	$13,591,936	—%	$14,550,106	(7)%	$13,637,335	$14,961,058	(9)%
Investment securities	2,182,847	2,175,379	—%	2,275,133	(4)%	2,224,972	2,255,839	(1)%
Interest earning cash and deposits at other banks	570,754	428,062	33%	2,106,469	(73)%	1,004,606	1,531,561	(34)%
Interest earning assets	16,377,096	16,243,840	1%	18,979,024	(14)%	16,915,433	18,795,593	(10)%
Goodwill and intangible assets	467,419	467,822	—%	469,079	—%	467,822	469,525	—%
Total assets	17,369,169	17,256,638	1%	20,059,304	(13)%	17,920,176	19,875,322	(10)%

Noninterest bearing demand deposits	3,704,088	3,666,416	1%	4,312,117	(14)%	3,724,716	4,445,740	(16)%
Interest bearing deposits	11,017,651	10,869,909	1%	11,395,468	(3)%	10,982,079	11,308,269	(3)%
Total deposits	14,721,739	14,536,325	1%	15,707,585	(6)%	14,706,795	15,754,009	(7)%
Interest bearing liabilities	11,243,129	11,194,133	—%	13,308,663	(16)%	11,759,235	13,073,812	(10)%
Stockholders’ equity	2,139,861	2,097,108	2%	2,079,092	3%	2,121,169	2,066,157	3%

LOAN PORTFOLIO COMPOSITION:	9/30/2024	6/30/2024	% change	9/30/2023	% change
Commercial real estate (“CRE”) loans	$8,630,757	$8,679,515	(1)%	$8,972,886	(4)%
Commercial and industrial (“C&I”) loans	3,901,368	3,854,284	1%	4,450,341	(12)%
Residential mortgage and other loans	1,085,863	1,033,203	5%	882,966	23%
Loans receivable	13,617,988	13,567,002	—%	14,306,193	(5)%
Loans held for sale	25,714	68,316	(62)%	19,502	32%
Gross loans	13,643,702	13,635,318	—%	14,325,695	(5)%

CRE LOANS BY PROPERTY TYPE:	9/30/2024	6/30/2024	% change	9/30/2023	% change
Multi-tenant retail	$1,640,769	$1,659,083	(1)%	$1,745,430	(6)%
Industrial warehouses	1,244,891	1,249,255	—%	1,254,643	(1)%
Multifamily	1,204,734	1,199,215	—%	1,234,934	(2)%
Gas stations and car washes	1,021,537	1,007,680	1%	1,037,621	(2)%
Mixed-use facilities	826,045	844,993	(2)%	813,571	2%
Hotels/motels	800,707	795,253	1%	826,732	(3)%
Single-tenant retail	663,178	655,540	1%	671,921	(1)%
Office	396,131	403,861	(2)%	454,695	(13)%
All other	832,765	864,635	(4)%	933,339	(11)%
Total CRE loans	$8,630,757	$8,679,515	(1)%	$8,972,886	(4)%

DEPOSIT COMPOSITION:	9/30/2024	6/30/2024	% change	9/30/2023	% change
Noninterest bearing demand deposits	$3,722,985	$3,671,192	1%	$4,249,788	(12)%
Money market, interest bearing demand, and savings	5,013,305	4,907,860	2%	4,855,683	3%
Time deposits	5,993,208	6,132,419	(2)%	6,634,388	(10)%
Total deposits	$14,729,498	$14,711,471	—%	$15,739,859	(6)%

Table Page 6

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

CAPITAL & CAPITAL RATIOS:	9/30/2024	6/30/2024	9/30/2023
Total stockholders’ equity	$2,169,785	$2,111,282	$2,030,424
Total capital	$2,143,477	$2,137,513	$2,105,754
Common equity tier 1 ratio	13.06%	12.70%	11.67%
Tier 1 capital ratio	13.78%	13.40%	12.32%
Total capital ratio	14.80%	14.41%	13.23%
Leverage ratio	11.61%	11.61%	9.83%
Total risk weighted assets	$14,478,900	$14,828,905	$15,912,792
Book value per common share	$17.97	$17.49	$16.92
Tangible common equity (“TCE”) per share (1)	$14.10	$13.61	$13.01
TCE ratio (1)	10.08%	9.72%	7.96%

(1) TCE per share and TCE ratio are non-GAAP financial measures. Quantitative reconciliations of the most directly comparable GAAP to non-GAAP financial measures are provided in the accompanying financial information on Table Page 10.

ALLOWANCE FOR CREDIT LOSSES CHANGES:	Three Months Ended					Nine Months Ended
	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023	9/30/2024	9/30/2023
Balance at beginning of period	$156,019	$158,758	$158,694	$158,809	$172,996	$158,694	$162,359
ASU 2022-02 day 1 adoption impact	—	—	—	—	—	—	(407)
Provision for credit losses on loans	3,000	1,700	3,600	1,700	16,800	8,300	27,400
Recoveries	534	2,099	1,184	306	2,938	3,817	4,856
Charge offs	(6,283)	(6,538)	(4,720)	(2,121)	(33,925)	(17,541)	(35,399)
Balance at end of period	$153,270	$156,019	$158,758	$158,694	$158,809	$153,270	$158,809

	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023
Allowance for unfunded loan commitments	$2,823	$2,543	$2,843	$3,843	$3,143

	Three Months Ended					Nine Months Ended
	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023	9/30/2024	9/30/2023
Provision for credit losses on loans	$3,000	$1,700	$3,600	$1,700	$16,800	$8,300	$27,400
Provision (credit) for unfunded loan commitments	280	(300)	(1,000)	700	62	(1,020)	1,792
Provision for credit losses	$3,280	$1,400	$2,600	$2,400	$16,862	$7,280	$29,192

Table Page 7

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

	Three Months Ended					Nine Months Ended
NET LOAN CHARGE OFFS (RECOVERIES):	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023	9/30/2024	9/30/2023
CRE loans	$372	$514	$(497)	$1,560	$(2,227)	$389	$(1,898)
C&I loans	5,287	3,900	4,072	138	33,145	13,259	32,250
Residential mortgage and other loans	90	25	(39)	117	69	76	191
Net loan charge offs	$5,749	$4,439	$3,536	$1,815	$30,987	$13,724	$30,543
Net charge offs/average loans (annualized)	0.17%	0.13%	0.10%	0.05%	0.85%	0.13%	0.27%

NONPERFORMING ASSETS:	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023
Loans on nonaccrual status (1)	$103,602	$67,003	$59,526	$45,204	$39,081
Accruing delinquent loans past due 90 days or more	226	273	47,290	261	21,579
Total nonperforming loans	103,828	67,276	106,816	45,465	60,660
Other real estate owned (“OREO”)	—	—	—	63	1,043
Total nonperforming assets	$103,828	$67,276	$106,816	$45,528	$61,703

Nonperforming assets/total assets	0.60%	0.39%	0.59%	0.24%	0.31%
Nonperforming loans/loans receivable	0.76%	0.50%	0.78%	0.33%	0.42%
Nonaccrual loans/loans receivable	0.76%	0.49%	0.43%	0.33%	0.27%
Allowance for credit losses/loans receivable	1.13%	1.15%	1.16%	1.15%	1.11%
Allowance for credit losses/nonperforming loans	147.62%	231.91%	148.63%	349.05%	261.80%

(1) Excludes delinquent SBA loans that are guaranteed and currently in liquidation totaling $13.1 million, $11.2 million, $10.9 million, $11.4 million, and $12.1 million, at September 30, 2024, June 30, 2024, March 31, 2024, December 31, 2023, and September 30, 2023, respectively.

NONACCRUAL LOANS BY TYPE:	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023
CRE loans	$72,228	$27,292	$37,836	$33,932	$26,687
C&I loans	24,963	33,456	15,070	5,013	4,234
Residential mortgage and other loans	6,411	6,255	6,620	6,259	8,160
Total nonaccrual loans	$103,602	$67,003	$59,526	$45,204	$39,081

Table Page 8

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

ACCRUING DELINQUENT LOANS 30-89 DAYS PAST DUE:	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023
30 - 59 days past due	$10,746	$9,073	$2,273	$2,833	$2,906
60 - 89 days past due	1,539	552	313	1,289	506
Total accruing delinquent loans 30-89 days past due	$12,285	$9,625	$2,586	$4,122	$3,412

ACCRUING DELINQUENT LOANS 30-89 DAYS PAST DUE BY TYPE:	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023
CRE loans	$816	$5,586	$1,639	$2,160	$611
C&I loans	9,037	2,530	551	1,643	1,168
Residential mortgage and other loans	2,432	1,509	396	319	1,633
Total accruing delinquent loans 30-89 days past due	$12,285	$9,625	$2,586	$4,122	$3,412

CRITICIZED LOANS:	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023
Special mention loans	$184,443	$204,167	$215,183	$178,992	$186,600
Substandard loans	314,880	243,635	206,350	143,449	174,161
Doubtful/loss	6,403	—	—	—	—
Total criticized loans	$505,726	$447,802	$421,533	$322,441	$360,761
Table Page 9

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share and per share data)

Reconciliation of GAAP financial measures to non-GAAP financial measures

Management reviews select non-GAAP financial measures in evaluating the Company’s and the Bank’s financial performance and in response to market participant interest. Reconciliations of the most directly comparable GAAP to non-GAAP financial measures utilized by management are provided below.

TANGIBLE COMMON EQUITY (“TCE”)	9/30/2024	6/30/2024	9/30/2023
Total stockholders’ equity	$2,169,785	$2,111,282	$2,030,424
Less: Goodwill and core deposit intangible assets, net	(467,182)	(467,583)	(468,832)
TCE	$1,702,603	$1,643,699	$1,561,592

Total assets	$17,354,189	$17,375,091	$20,076,364
Less: Goodwill and core deposit intangible assets, net	(467,182)	(467,583)	(468,832)
Tangible assets	$16,887,007	$16,907,508	$19,607,532

TCE ratio	10.08%	9.72%	7.96%
Common shares outstanding	120,737,908	120,731,342	120,026,220
TCE per share	$14.10	$13.61	$13.01

	Three Months Ended			Nine Months Ended
RETURN ON AVERAGE TANGIBLE COMMON EQUITY	9/30/2024	6/30/2024	9/30/2023	9/30/2024	9/30/2023
Average stockholders’ equity	$2,139,861	$2,097,108	$2,079,092	$2,121,169	$2,066,157
Less: Average goodwill and core deposit intangible assets, net	(467,419)	(467,822)	(469,079)	(467,822)	(469,525)
Average TCE	$1,672,442	$1,629,286	$1,610,013	$1,653,347	$1,596,632

Net income	$24,159	$25,270	$30,049	$75,293	$107,192
ROTCE (annualized)	5.78%	6.20%	7.47%	6.07%	8.95%

Table Page 10

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share and per share data)

	Three Months Ended			Nine Months Ended
PROFITABILITY RATIOS EXCLUDING NOTABLE ITEMS	9/30/2024	6/30/2024	9/30/2023	9/30/2024	9/30/2023
Net income	$24,159	$25,270	$30,049	$75,293	$107,192
Notable items:
FDIC special assessment expense	—	(309)	—	691	—
Restructuring-related costs	197	576	500	1,175	500
Merger-related costs	1,236	1,589	—	3,869	—
Total notable items	1,433	1,856	500	5,735	500
Less: tax provision	421	547	147	1,687	147
Total notable items, net of tax provision	$1,012	$1,309	$353	$4,048	$353

Net income excluding notable items	$25,171	$26,579	$30,402	$79,341	$107,545

Diluted common shares	121,159,977	120,939,429	120,374,618	121,027,793	120,249,952
EPS excluding notable items	$0.21	$0.22	$0.25	$0.66	$0.89
Average Assets	$17,369,169	$17,256,638	$20,059,304	$17,920,176	$19,875,322
ROA excluding notable items	0.58%	0.62%	0.61%	0.59%	0.72%
Average Equity	$2,139,861	$2,097,108	$2,079,092	$2,121,169	$2,066,157
ROE excluding notable items	4.71%	5.07%	5.85%	4.99%	6.94%
Average TCE	$1,672,442	$1,629,286	$1,610,013	$1,653,347	$1,596,632
ROTCE excluding notable items	6.02%	6.53%	7.55%	6.40%	8.98%

	Three Months Ended			Nine Months Ended
EFFICIENCY RATIO EXCLUDING NOTABLE ITEMS	9/30/2024	6/30/2024	9/30/2023	9/30/2024	9/30/2023
Noninterest expense	$81,268	$80,987	$86,811	$247,094	$262,768
Less: notable items:
FDIC special assessment expense	—	309	—	(691)	—
Restructuring-related costs	(197)	(576)	(500)	(1,175)	(500)
Merger-related costs	(1,236)	(1,589)	—	(3,869)	—
Noninterest expense excluding notable items	$79,835	$79,131	$86,311	$241,359	$262,268

Revenue	$116,648	$116,931	$143,683	$356,912	$436,242
Efficiency ratio excluding notable items	68.44%	67.67%	60.07%	67.62%	60.12%
Table Page 11